EXHIBIT 10.1

AMENDMENT NO. 2
TO

INVESTMENT MANAGEMENT TRUST AGREEMENT

This Amendment No. 2 to Investment Management Trust Agreement (this “Amendment”) is made as of May 4, 2023, by and between TG Venture Acquisition Corp., a Delaware corporation (the “Company”), and Continental Stock Transfer & Trust Company, a New York corporation (the “Trustee”). All capitalized terms used in this Amendment and not defined herein shall have the meanings ascribed to such terms in the Trust Agreement (as defined below).

RECITALS

WHEREAS, the Company and the Trustee are the parties to that certain Investment Management Trust Agreement, effective as of November 2, 2021, as amended by that certain Amendment No. 1 to Investment Management Trust Agreement, effective as of November 2, 2021 (as so amended, the “Trust Agreement”);

WHEREAS, Section 6(d) of the Trust Agreement provides the Trust Agreement may only be amended with the approval of the holders of 65% or more of the then outstanding shares of Class A common stock and Class B common stock of the Company, voting together as a single class, at the stockholder meeting (the “Consent of the Stockholders”);

WHEREAS, the Company has obtained the Consent of the Stockholders to approve this Amendment; and

WHEREAS, each of the Company and the Trustee desire to amend the Trust Agreement as provided herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.       Amendment to Section 1(i). Section 1(i) of the Trust Agreement is hereby amended and restated in its entirety to read as follows:

           “(i) Commence liquidation of the Trust Account only after and promptly after (x) receipt of, and only in accordance with, the terms of a letter from the Company (“Termination Letter”) in a form substantially similar to that attached hereto as either Exhibit A or Exhibit B, as applicable, signed on behalf of the Company by its Chief Executive Officer, Chief Financial Officer, Secretary or Chairman of the board of directors of the Company (the “Board”) or other authorized officer of the Company, and, in the case of a Termination Letter in a form substantially similar to the attached hereto as Exhibit A, and complete the liquidation of the Trust Account and distribute the Property in the Trust Account, including interest not previously released to the Company to pay its taxes (less up to $100,000 of interest that may be released to the Company to pay dissolution expenses), only as directed in the Termination Letter and the other documents referred to therein, or (y) the date which is the later of (1) 24 months after the closing of the Offering and (2) such later date as may be approved by the Company’s stockholders in accordance with the Company’s amended and restated certificate of incorporation if a

Termination Letter has not been received by the Trustee prior to such date, in which case the Trust Account shall be liquidated in accordance with the procedures set forth in the Termination Letter attached as Exhibit B and the Property in the Trust Account, including interest not previously released to the Company to pay its taxes (less up to $100,000 of interest that may be released to the Company to pay dissolution expenses) shall be distributed to the Public Stockholders of record as of such date; and provided, however, that in the event the Trustee receives a Termination Letter in a form substantially similar to Exhibit B hereto, or if the Trustee begins to liquidate the Property because it has received no such Termination Letter by the date specified in clause (y) of this Section 1(i), the Trustee shall keep the Trust Account open until twelve (12) months following the date the Property has been distributed to the Public Stockholders.”

2.       Amendment to Exhibit B. The second paragraph of Exhibit B to the Trust Agreement is hereby amended and restated in its entirety to read as follows:

           “In accordance with the terms of the Trust Agreement, we hereby authorize you to liquidate all of the assets in the Trust Account and to transfer the total proceeds into a segregated account held by you on behalf of the Beneficiaries to await distribution to the Public Stockholders. The Company has selected [ ] (1) as the effective date for the purpose of determining when the Public Stockholders will be entitled to receive their share of the liquidation proceeds. You agree to be the Paying Agent of record and, in your separate capacity as Paying Agent, agree to distribute said funds directly to the Company’s Public Stockholders in accordance with the terms of the Trust Agreement and the Amended and Restated Certificate of Incorporation of the Company. Upon the distribution of all the funds, net of any payments necessary for reasonable unreimbursed expenses related to liquidating the Trust Account, your obligations under the Trust Agreement shall be terminated, except to the extent otherwise provided in Section 1(j) of the Trust Agreement.

   (1)    24 months from the closing of the Offering, or at a later date, if extended.”

3.       Miscellaneous Provisions.

           3.1.       Successors. All the covenants and provisions of this Amendment by or for the benefit of the Company or the Trustee shall bind and inure to the benefit of their permitted respective successors and assigns.

           3.2.       Severability. This Amendment shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Amendment or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Amendment a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

           3.3.       Applicable Law. This Amendment shall be governed by and construed and enforced in accordance with the laws of the State of Delaware.

           3.4.       Counterparts. This Amendment may be executed in several original or facsimile counterparts, each of which shall constitute an original, and together shall constitute but one instrument.

           3.5.       Effect of Headings. The section headings herein are for convenience only and are not part of this Amendment and shall not affect the interpretation thereof.

           3.6.       Entire Agreement. The Trust Agreement, as modified by this Amendment, constitutes the entire understanding of the parties and supersedes all prior agreements, understandings, arrangements, promises and commitments, whether written or oral, express or implied, relating to the subject matter hereof, and all such prior agreements, understandings, arrangements, promises and commitments are hereby canceled and terminated.

            3.7        Effect of Amendment. Except as provided in this Amendment, the Trust Agreement and all of its terms and conditions shall remain in full force and effect. On and after the date hereof, each reference in the Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import shall mean and be a reference to the Agreement as amended by this Amendment.

[Remainder of Page Intentionally Left Blank]

DocuSign Envelope ID: F49FFF5B-1B0D-47FD-90D3-C51D6D66A1A1

IN WITNESS WHEREOF, the parties have duly executed this Amendment No. 2 to the Investment Management Trust Agreement as of the date first written above.

CONTINENTAL STOCK TRANSFER & COMPANY, as Trustee

By:	/s/ Francis Wolf
Name:	Francis Wolf
Title:	Vice President

TG VENTURE ACQUISITION CORP.

By:	/s/ Patrick Tsang
Name:	Patrick Tsang
Title:	Chief Executive Officer

[Signature Page to Amendment No. 2 to Investment Management Trust Agreement]

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